Cincinnati Bell Reports Fourth Quarter and Full Year 2016 Results

2016 HIGHLIGHTS

•	Consolidated revenue increased $18 million compared to the prior year - revenue from strategic products was up 19 percent year-over-year

•	Entertainment and Communications revenue totaled $769 million, up $25 million over the prior year - Fioptics revenue was up 33 percent compared to 2015

•	Record-high 44 thousand Fioptics internet net activations - Fioptics is now available to 67 percent of Greater Cincinnati

•	Net income totaled $102 million, resulting in diluted earnings per share of $2.18

•	Adjusted EBITDA[1] totaled $305 million in 2016, increasing $3 million over the prior year

•	Proceeds from the $625 million of 7% senior notes due 2024 were used to redeem 8 3/8% senior notes due 2020 and to repay a portion of the outstanding Corporate Credit Agreement Tranche B Term Loan

•	Gain on the sale of 4.1 million CyrusOne common shares totaled $157 million

CINCINNATI - February 15, 2017- Cincinnati Bell Inc. (NYSE:CBB) today announced financial results for the fourth quarter and full year of 2016, highlighted by year-over-year consolidated revenue and Adjusted EBITDA growth. Strategic revenues increased more than $100 million during 2016 totaling $638 million on continued strong demand for fiber products and IT services. Total internet subscribers now exceed 300,000, increasing 15,800 compared to a year ago. Fioptics video subscribers totaled 137,600 at the end of 2016, up 20 percent compared to the prior year. Fioptics is now available to 533,400 addresses after passing 101,400 additional units during 2016.

"2016 was an exceptional year for Cincinnati Bell. We achieved our full year financial guidance and significantly improved our capital structure. The on-going success of our investments in fiber and IT solutions generated both revenue and Adjusted EBITDA growth,” said Ted Torbeck, chief executive officer. Torbeck also added, “Demand for Fioptics and our IT solutions remains impressive, driving the decision to continue investing in our strategic products for future growth. In addition, we are identifying opportunities to further reduce costs associated with the legacy copper network as we progress toward positive free cash flow for 2017."

CONSOLIDATED RESULTS2
Year-to-date consolidated revenue was $1.2 billion, up 2 percent compared to a year ago. Fourth quarter consolidated revenue totaled $285 million, down 1 percent compared to the prior year. Operating income was $93 million and $11 million for the full year and fourth quarter of 2016, respectively. Adjusted EBITDA for the year was $305 million, up $3 million year-over-year. Adjusted EBITDA for the quarter also increased $3 million compared to the prior year totaling $74 million. Net income for the year totaled $102 million, resulting in diluted earnings per share of $2.18. Fourth quarter net loss of $1 million was due primarily to cost-out initiatives incurred during the quarter, resulting in a diluted loss of $0.09 per share.

Entertainment and Communications Segment

•	Entertainment and Communications revenue totaled $193 million for the quarter and $769 million for the full year, up $5 million and $25 million, respectively, from the same periods in 2015.

◦	Fioptics revenue increased 33 percent during 2016 compared to a year ago, totaling $69 million for the quarter and $254 million for the year.

◦	Strategic revenue for business and carrier customers totaled $51 million for the quarter and $198 million for the full year, up $6 million and $23 million, respectively.

•
Operating income was down from a year ago due primarily to additional depreciation expense associated with accelerating our fiber investments and initiatives to reduce future costs associated with our legacy copper network. Operating income was $15 million and $91 million for the fourth quarter and full year, respectively.

•	Adjusted EBITDA was $70 million for the quarter, up $1 million compared to a year ago. Full year Adjusted EBITDA totaled $283 million, consistent with the prior year.

IT Services and Hardware Segment

•
Revenue for the quarter was $96 million, down $9 million from the fourth quarter of 2015 due to declines in lower margin Telecom and IT hardware revenue. Full year revenue was $431 million, compared to $435 million in 2015.

◦	Strategic revenue was $49 million in the quarter, up 3 percent over the prior year. Full year strategic revenue was $197 million, up 10 percent compared to a year ago.

◦
Telecom and IT hardware revenue was $38 million for the quarter, compared to $49 million in the fourth quarter of 2015. Full year Telecom and IT hardware revenue was $206 million, down $25 million compared to the prior year.

•	Operating income was $1 million for the quarter, down $4 million over the prior year. Operating income increased $3 million on an annual basis, totaling $23 million for the full year 2016.

•	Adjusted EBITDA for the quarter was $8 million, down from $9 million a year ago. Full year Adjusted EBITDA totaled $40 million, up $4 million from the prior year.

2017 Outlook
Cincinnati Bell is providing the following guidance for 2017:

Category	2017 Guidance
Revenue	$1.2 billion
Adjusted EBITDA	$295 million*
*Plus or minus 2 percent

Conference Call/Webcast
Cincinnati Bell will host a conference call on February 15 at 10:00 a.m. (ET) to discuss its results for the fourth quarter and full year of 2016. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is (888) 500-6973. Callers located outside of the U.S. and Canada may dial (719) 457-2644. A taped replay of the conference call will be available approximately one hour after the conclusion of the call until 1:00 p.m. on Wednesday, March 1, 2017. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 1971441. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell's Form 10-K report, Form 10-Q reports and Form

8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

Use of Non-GAAP Financial Measures
This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, net income excluding special items and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring and severance related charges, (gain) loss on sale or disposal of assets, transaction costs, curtailment (gain) loss, asset impairments, components of pension and other retirement plan costs (including interest costs, asset returns, and amortization of actuarial gains and losses), and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

2Consolidated Results for the three and twelve months ended December 31, 2015 report our former wireless segment results as discontinued operations. Effective March 31, 2015, the Company no longer provides wireless services.

Adjusted EBITDA margin provides a useful measure of operational performance. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Free cash flow provides a useful measure of operational performance, liquidity and financial health.  The company defines free cash flow as cash provided by (used in) operating activities, adjusted for capital expenditures, restructuring and severance related payments, preferred stock dividends, dividends received from CyrusOne, and cash used in or (provided by) discontinued operations, including the decommission of wireless towers.  Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels there is no comparable GAAP measure for free cash flow, the attached financial information reconciles cash provided by operating activities to free cash flow.

Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt, net unamortized premium and/or discount and unamortized note issuance costs, offset by cash and cash equivalents.

Net income excluding special items in total and per share provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (CBB) provides integrated communications solutions – including local and long distance voice, data, high-speed Internet and video – that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, enterprise customers across the United States rely on CBTS, a wholly-owned subsidiary, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2016	2015	$	%	2016	2015	$	%

Revenue	$285.3	$289.3	$(4.0)	(1)%	$1,185.8	$1,167.8	$18.0	2%

Costs and expenses
Cost of services and products	161.6	166.6	(5.0)	(3)%	678.9	670.6	8.3	1%
Selling, general and administrative	53.8	57.4	(3.6)	(6)%	218.7	219.1	(0.4)	0%
Depreciation and amortization	47.5	39.2	8.3	21%	182.2	141.6	40.6	29%
Restructuring and severance related charges	11.9	—	11.9	n/m	11.9	6.0	5.9	98%
Other	—	1.1	(1.1)	n/m	1.1	2.5	(1.4)	(56)%

Operating income	10.5	25.0	(14.5)	(58)%	93.0	128.0	(35.0)	(27)%

Interest expense	17.6	20.9	(3.3)	(16)%	75.7	103.1	(27.4)	(27)%
Loss (gain) on extinguishment of debt, net	4.8	(0.4)	5.2	n/m	19.0	20.9	(1.9)	(9)%
Gain on sale of CyrusOne investment	(5.1)	(36.3)	31.2	(86)%	(157.0)	(449.2)	292.2	(65)%
Other (income) expense, net	(6.4)	(3.4)	(3.0)	88%	(7.6)	2.6	(10.2)	n/m

(Loss) income from continuing operations before income taxes	(0.4)	44.2	(44.6)	n/m	162.9	450.6	(287.7)	(64)%
Income tax expense	1.2	13.7	(12.5)	(91)%	61.1	159.8	(98.7)	(62)%
(Loss) income from continuing operations	(1.6)	30.5	(32.1)	n/m	101.8	290.8	(189.0)	(65)%

Income from discontinued operations, net of tax	0.3	2.1	(1.8)	(86)%	0.3	62.9	(62.6)	(100)%

Net (loss) income	(1.3)	32.6	(33.9)	n/m	102.1	353.7	(251.6)	(71)%

Preferred stock dividends	2.6	2.6	—	0%	10.4	10.4	—	0%

Net (loss) income applicable to common shareowners	$(3.9)	$30.0	$(33.9)	n/m	$91.7	$343.3	$(251.6)	(73)%

Basic net (loss) earnings per common share
(Loss) earnings from continuing operations	$(0.10)	$0.66			$2.17	$6.69
Earnings from discontinued operations	0.01	0.05			0.01	1.50
Basic net (loss) earnings per common share	$(0.09)	$0.71			$2.18	$8.19

Diluted net (loss) earnings per common share
(Loss) earnings from continuing operations	$(0.10)	$0.66			$2.17	$6.68
Earnings from discontinued operations	0.01	0.05			0.01	1.49
Diluted net (loss) earnings per common share	$(0.09)	$0.71			$2.18	$8.17

Weighted average common shares outstanding
(in millions)
- Basic	42.0	42.0			42.0	41.9
- Diluted	42.0	42.1			42.1	42.0

Cincinnati Bell Inc.
Income Statements by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2016	2015	$	%	2016	2015	$	%
Entertainment and Communications
Revenue
Data	$86.4	$81.5	$4.9	6%	$344.8	$322.8	$22.0	7%
Voice	67.0	70.6	(3.6)	(5)%	275.0	291.9	(16.9)	(6)%
Video	33.6	27.3	6.3	23%	125.7	96.6	29.1	30%
Services and Other	6.0	8.4	(2.4)	(29)%	23.3	32.4	(9.1)	(28)%

Total revenue	193.0	187.8	5.2	3%	768.8	743.7	25.1	3%

Operating costs and expenses
Cost of services and products	92.4	86.0	6.4	7%	359.5	331.5	28.0	8%
Selling, general and administrative	34.5	37.6	(3.1)	(8)%	141.6	150.9	(9.3)	(6)%
Depreciation and amortization	43.8	36.1	7.7	21%	168.6	129.2	39.4	30%
Other*	7.7	—	7.7	n/m	8.5	2.2	6.3	n/m

Total operating costs and expenses	178.4	159.7	18.7	12%	678.2	613.8	64.4	10%

Operating income	$14.6	$28.1	$(13.5)	(48)%	$90.6	$129.9	$(39.3)	(30)%

IT Services and Hardware
Revenue
Professional Services	$26.8	$27.7	$(0.9)	(3)%	$106.7	$105.5	$1.2	1%
Management and Monitoring	7.9	8.1	(0.2)	(2)%	32.0	31.0	1.0	3%
Unified Communications	9.7	9.6	0.1	1%	39.8	37.8	2.0	5%
Cloud Services	13.3	9.7	3.6	37%	46.5	30.9	15.6	50%
Telecom and IT hardware	37.8	49.4	(11.6)	(23)%	205.7	230.2	(24.5)	(11)%

Total revenue	95.5	104.5	(9.0)	(9)%	430.7	435.4	(4.7)	(1)%

Operating costs and expenses
Cost of services and products	72.1	82.2	(10.1)	(12)%	332.4	345.2	(12.8)	(4)%
Selling, general and administrative	15.1	13.6	1.5	11%	58.0	54.0	4.0	7%
Depreciation and amortization	3.7	3.1	0.6	19%	13.5	12.3	1.2	10%
Other*	3.3	0.5	2.8	n/m	3.6	3.3	0.3	9%

Total operating costs and expenses	94.2	99.4	(5.2)	(5)%	407.5	414.8	(7.3)	(2)%

Operating income	$1.3	$5.1	$(3.8)	(75)%	$23.2	$20.6	$2.6	13%

	* Other includes restructuring and severance related charges, loss (gain) on sale or disposal of assets (net) and a curtailment loss.

Cincinnati Bell Inc.
Revenues by Segment
(Unaudited)
(Dollars in millions)
	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2016	2015	$	%	2016	2015	$	%
Entertainment and Communications
Consumer
Strategic
Data	$27.8	$20.6	$7.2	35%	$103.0	$72.7	$30.3	42%
Voice	5.7	5.1	0.6	12%	21.7	19.7	2.0	10%
Video	33.0	26.8	6.2	23%	123.6	94.8	28.8	30%
Services and other	0.8	0.9	(0.1)	(11)%	3.4	3.7	(0.3)	(8)%
	67.3	53.4	13.9	26%	251.7	190.9	60.8	32%
Legacy
Data	9.8	11.6	(1.8)	(16)%	44.2	49.5	(5.3)	(11)%
Voice	17.1	20.3	(3.2)	(16)%	73.8	86.1	(12.3)	(14)%
Services and other	0.9	3.0	(2.1)	(70)%	4.1	6.7	(2.6)	(39)%
	27.8	34.9	(7.1)	(20)%	122.1	142.3	(20.2)	(14)%
Integration
Services and other	0.9	1.3	(0.4)	(31)%	3.9	7.7	(3.8)	(49)%

Total consumer revenue	$96.0	$89.6	$6.4	7%	$377.7	$340.9	$36.8	11%

Business
Strategic
Data	$24.6	$23.4	$1.2	5%	$96.5	$89.6	$6.9	8%
Voice	13.9	11.2	2.7	24%	51.7	42.5	9.2	22%
Video	0.6	0.5	0.1	20%	2.1	1.8	0.3	17%
Services and other	1.0	0.8	0.2	25%	2.5	3.2	(0.7)	(22)%
	40.1	35.9	4.2	12%	152.8	137.1	15.7	11%
Legacy
Data	4.9	5.6	(0.7)	(13)%	20.3	23.2	(2.9)	(13)%
Voice	26.4	29.5	(3.1)	(11)%	111.5	123.6	(12.1)	(10)%
Services and other	0.3	0.4	(0.1)	(25)%	1.3	1.3	—	0%
	31.6	35.5	(3.9)	(11)%	133.1	148.1	(15.0)	(10)%
Integration
Services and other	0.5	0.6	(0.1)	(17)%	1.8	2.6	(0.8)	(31)%

Total business revenue	$72.2	$72.0	$0.2	0%	$287.7	$287.8	$(0.1)	0%

Carrier
Strategic
Data	$11.1	$8.9	$2.2	25%	$45.0	$37.7	$7.3	19%
Legacy
Data	8.2	11.4	(3.2)	(28)%	35.8	50.1	(14.3)	(29)%
Voice	3.9	4.5	(0.6)	(13)%	16.3	20.0	(3.7)	(19)%
Services and other	1.6	1.4	0.2	14%	6.3	7.2	(0.9)	(13)%
	13.7	17.3	(3.6)	(21)%	58.4	77.3	(18.9)	(24)%

Total carrier revenue	$24.8	$26.2	$(1.4)	(5)%	$103.4	$115.0	$(11.6)	(10)%

Total Entertainment and Communications Revenue	$193.0	$187.8	$5.2	3%	$768.8	$743.7	$25.1	3%

Cincinnati Bell Inc.
Revenues by Segment
(Unaudited)
(Dollars in millions)
	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2016	2015	$	%	2016	2015	$	%
IT Services and Hardware
Business
Strategic
Professional Services	$20.9	$23.3	$(2.4)	(10)%	$89.2	$90.4	$(1.2)	(1)%
Management and Monitoring	7.9	8.1	(0.2)	(2)%	32.0	31.0	1.0	3%
Unified Communications	7.3	7.0	0.3	4%	29.4	27.1	2.3	8%
Cloud Services	13.3	9.7	3.6	37%	46.5	30.9	15.6	50%
	49.4	48.1	1.3	3%	197.1	179.4	17.7	10%
Integration
Professional Services	5.9	4.4	1.5	34%	17.5	15.1	2.4	16%
Unified Communications	2.4	2.6	(0.2)	(8)%	10.4	10.7	(0.3)	(3)%
Telecom and IT hardware	37.8	49.4	(11.6)	(23)%	205.7	230.2	(24.5)	(11)%
	46.1	56.4	(10.3)	(18)%	233.6	256.0	(22.4)	(9)%

Total IT Services and Hardware Revenue	$95.5	$104.5	$(9.0)	(9)%	$430.7	$435.4	$(4.7)	(1)%

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)
	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2016	2015	$	%	2016	2015	$	%
Revenue
Entertainment and Communications	$193.0	$187.8	$5.2	3%	$768.8	$743.7	$25.1	3%
IT Services and Hardware	95.5	104.5	(9.0)	(9)%	430.7	435.4	(4.7)	(1)%
Eliminations	(3.2)	(3.0)	(0.2)	7%	(13.7)	(11.3)	(2.4)	21%

Total revenue	$285.3	$289.3	$(4.0)	(1)%	$1,185.8	$1,167.8	$18.0	2%

Cost of Services and Products
Entertainment and Communications	$92.4	$86.0	$6.4	7%	$359.5	$331.5	$28.0	8%
IT Services and Hardware	72.1	82.2	(10.1)	(12)%	332.4	345.2	(12.8)	(4)%
Eliminations	(2.9)	(1.6)	(1.3)	81%	(13.0)	(6.1)	(6.9)	n/m

Total cost of services and products	$161.6	$166.6	$(5.0)	(3)%	$678.9	$670.6	$8.3	1%

Selling, General and Administrative
Entertainment and Communications	$34.5	$37.6	$(3.1)	(8)%	$141.6	$150.9	$(9.3)	(6)%
IT Services and Hardware	15.1	13.6	1.5	11%	58.0	54.0	4.0	7%
Corporate and eliminations	4.2	6.2	(2.0)	(32)%	19.1	14.2	4.9	35%

Total selling, general and administrative	$53.8	$57.4	$(3.6)	(6)%	$218.7	$219.1	$(0.4)	0%

Depreciation and Amortization
Entertainment and Communications	$43.8	$36.1	$7.7	21%	$168.6	$129.2	$39.4	30%
IT Services and Hardware	3.7	3.1	0.6	19%	13.5	12.3	1.2	10%
Corporate	—	—	—	n/m	0.1	0.1	—	0%

Total depreciation and amortization	$47.5	$39.2	$8.3	21%	$182.2	$141.6	$40.6	29%

Other*
Entertainment and Communications	$7.7	$—	$7.7	n/m	$8.5	$2.2	$6.3	n/m
IT Services and Hardware	3.3	0.5	2.8	n/m	3.6	3.3	0.3	9%
Corporate	0.9	0.6	0.3	50%	0.9	3.0	(2.1)	(70)%

Total other	$11.9	$1.1	$10.8	n/m	$13.0	$8.5	$4.5	53%

Operating Income
Entertainment and Communications	$14.6	$28.1	$(13.5)	(48)%	$90.6	$129.9	$(39.3)	(30)%
IT Services and Hardware	1.3	5.1	(3.8)	(75)%	23.2	20.6	2.6	13%
Corporate	(5.4)	(8.2)	2.8	(34)%	(20.8)	(22.5)	1.7	(8)%

Total operating income	$10.5	$25.0	$(14.5)	(58)%	$93.0	$128.0	$(35.0)	(27)%

	* Other includes restructuring and severance related charges, loss (gain) on sale or disposal of assets (net), curtailment loss and transaction costs.

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)
(In thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015

Residential voice lines
Legacy voice lines	117.5	124.6	131.7	138.7	146.4
Fioptics voice lines	83.8	80.3	77.4	74.4	71.4
Total residential voice lines	201.3	204.9	209.1	213.1	217.8

Business voice lines
Legacy voice lines	190.7	197.7	203.2	208.9	215.4
VoIP lines*	131.7	121.2	112.7	107.0	89.5
Total business voice lines	322.4	318.9	315.9	315.9	304.9

Total voice lines	523.7	523.8	525.0	529.0	522.7

Long distance lines	317.3	323.7	329.3	334.0	339.7

Internet subscribers
DSL	105.6	114.2	121.7	127.9	133.7
Fioptics	197.6	185.6	175.0	164.5	153.7

Total internet subscribers	303.2	299.8	296.7	292.4	287.4

Fioptics video subscribers	137.6	133.4	126.8	120.0	114.4

Fioptics units passed	533.4	509.5	478.7	453.7	432.0

* VoIP lines include Fioptics business voice lines.

Cincinnati Bell Inc.
Net Debt (Non-GAAP) and Common Shares Outstanding
(Unaudited)
(Dollars and shares in millions)

	December 31,	December 31,
	2016	2015

Receivables Facility	$89.5	$17.6
Corporate Credit Agreement - Tranche B Term Loan	315.8	527.9
8 3/8% Senior Notes due 2020	—	478.5
7 1/4% Senior Notes due 2023	22.3	26.3
7% Senior Notes due 2024	625.0	—
Cincinnati Bell Telephone Notes	87.9	128.7
Capital leases and other debt	69.5	68.3
Net unamortized premium (discount)	8.5	(1.7)
Unamortized note issuance costs	(11.9)	(8.0)

Total debt	1,206.6	1,237.6

Less: Cash and cash equivalents	(9.7)	(7.4)

Net debt (Non-GAAP)	$1,196.9	$1,230.2

Corporate Credit Agreement availability	$150.0	$175.0

Common shares outstanding	42.1	42.0

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Three Months Ended December 31, 2016
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net loss (GAAP)				$(1.3)
Less:
Income from discontinued operations, net of tax				0.3
Loss from continuing operations (GAAP)				$(1.6)
Add:
Income tax expense				1.2
Interest expense				17.6
Gain on sale of CyrusOne investment				(5.1)
Loss on extinguishment of debt, net				4.8
Other income, net				(6.4)

Operating income (GAAP)	$14.6	$1.3	$(5.4)	$10.5
Add:
Depreciation and amortization	43.8	3.7	—	47.5
Restructuring and severance related charges	7.7	3.3	0.9	11.9
Pension and other retirement plan expenses	3.8	—	0.5	4.3
Adjusted EBITDA (Non-GAAP)	$69.9	$8.3	$(4.0)	$74.2

Adjusted EBITDA Margin (Non-GAAP)	36%	9%	—	26%

	Three Months Ended December 31, 2015
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$32.6
Less:
Income from discontinued operations, net of tax				2.1
Income from continuing operations (GAAP)				$30.5
Add:
Income tax expense				13.7
Interest expense				20.9
Income from CyrusOne investment				(0.1)
Gain on sale of CyrusOne investment				(36.3)
Gain on extinguishment of debt, net				(0.4)
Other income, net				(3.3)

Operating income (GAAP)	$28.1	$5.1	$(8.2)	$25.0
Add:
Depreciation and amortization	36.1	3.1	—	39.2
Loss on sale or disposal of assets	—	0.5	—	0.5
Transaction costs	—	—	0.6	0.6
Employee contract termination costs	0.9	0.4	—	1.3
Pension and other retirement plan expenses	3.9	—	0.4	4.3
Adjusted EBITDA (Non-GAAP)	$69.0	$9.1	$(7.2)	$70.9

Adjusted EBITDA Margin (Non-GAAP)	37%	9%	—	25%

Year-over-year dollar change in Adjusted EBITDA	$0.9	$(0.8)	$3.2	$3.3

Year-over-year percentage change in Adjusted EBITDA	1%	(9)%	(44)%	5%

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Twelve Months Ended December 31, 2016
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$102.1
Less:
Income from discontinued operations, net of tax				0.3
Income from continuing operations (GAAP)				$101.8
Add:
Income tax expense				61.1
Interest expense				75.7
Gain on sale of CyrusOne investment				(157.0)
Loss on extinguishment of debt, net				19.0
Other income, net				(7.6)

Operating income (GAAP)	$90.6	$23.2	$(20.8)	$93.0
Add:
Depreciation and amortization	168.6	13.5	0.1	182.2
Restructuring and severance related charges	7.7	3.3	0.9	11.9
Loss on sale or disposal of assets	0.8	0.3	—	1.1
Pension and other retirement plan expenses	15.1	—	1.9	17.0
Adjusted EBITDA (Non-GAAP)	$282.8	$40.3	$(17.9)	$305.2

Adjusted EBITDA Margin (Non-GAAP)	37%	9%	—	26%

	Twelve Months Ended December 31, 2015
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company
Net income (GAAP)				$353.7
Less:
Income from discontinued operations, net of tax				62.9
Income from continuing operations (GAAP)				$290.8
Add:
Income tax expense				159.8
Interest expense				103.1
Loss from CyrusOne investment				5.1
Gain on sale of CyrusOne investment				(449.2)
Loss on extinguishment of debt, net				20.9
Other income, net				(2.5)

Operating income (GAAP)	$129.9	$20.6	$(22.5)	$128.0
Add:
Depreciation and amortization	129.2	12.3	0.1	141.6
Restructuring and severance related charges	1.6	2.8	1.6	6.0
Loss on sale or disposal of assets	0.3	0.5	—	0.8
Transaction costs	—	—	1.4	1.4
Employee contract termination costs	2.2	0.6	—	2.8
Curtailment loss	0.3	—	—	0.3
Pension and other retirement plan expenses	19.3	—	1.9	21.2
Adjusted EBITDA (Non-GAAP)	$282.8	$36.8	$(17.5)	$302.1

Adjusted EBITDA Margin (Non-GAAP)	38%	8%	—	26%

Year-over-year dollar change in Adjusted EBITDA	$—	$3.5	$(0.4)	$3.1

Year-over-year percentage change in Adjusted EBITDA	0%	10%	2%	1%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Cash provided by operating activities	$27.4	$16.2	$173.2	$110.9

Capital expenditures	(97.6)	(77.9)	(286.4)	(283.6)
Decrease in restricted cash	90.7	—	—	—
Dividends received from CyrusOne (equity method investment)	—	2.7	2.1	22.2
Proceeds from sale of CyrusOne investment	8.5	47.6	189.7	643.9
Other, net	(0.1)	0.3	(0.9)	0.7

Cash provided by (used in) investing activities	1.5	(27.3)	(95.5)	383.2

Proceeds from issuance of long-term debt	210.0	—	635.0	—
Net increase (decrease) in corporate credit and receivables facilities with initial maturities less than 90 days	66.0	17.6	71.9	(1.6)
Repayment of debt	(298.3)	(21.9)	(759.3)	(531.7)
Debt issuance costs	(2.7)	—	(11.1)	(0.4)
Dividends paid on preferred stock	(2.6)	(2.6)	(10.4)	(10.4)
Common stock repurchase	—	—	(4.8)	—
Other, net	(0.1)	—	3.3	(0.5)

Cash used in financing activities	(27.7)	(6.9)	(75.4)	(544.6)

Net increase (decrease) in cash and cash equivalents	1.2	(18.0)	2.3	(50.5)
Cash and cash equivalents at beginning of period	8.5	25.4	7.4	57.9

Cash and cash equivalents at end of period	$9.7	$7.4	$9.7	$7.4

Reconciliation of Cash Provided by Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP)
Cash provided by operating activities	$27.4	$16.2	$173.2	$110.9
Adjustments:
Capital expenditures	(97.6)	(77.9)	(286.4)	(283.6)
Restructuring and severance related payments	0.9	0.4	1.8	9.8
Preferred stock dividends	(2.6)	(2.6)	(10.4)	(10.4)
Dividends received from CyrusOne (equity method investment)	—	2.7	2.1	22.2
Decommissioning of wireless towers	—	2.2	1.9	4.9
Cash used by discontinued operations	0.1	3.1	5.1	27.6

Free cash flow (Non-GAAP)	$(71.8)	$(55.9)	$(112.7)	$(118.6)

Income tax payments	$0.3	$5.1	$1.7	$8.8

Cincinnati Bell Inc.
Free Cash Flow (Non-GAAP)
(Unaudited)
(Dollars in millions)

Free Cash Flow (Non-GAAP) for the three months ended December 31, 2015	$(55.9)

Increase in Adjusted EBITDA (Non-GAAP)	3.3
Increase in capital expenditures	(19.7)
Decrease in interest payments	20.5
Decrease in dividends received from CyrusOne	(1.5)
Increase in pension and postretirement payments and contributions	(3.1)
Change in working capital and other	(15.4)

Free Cash Flow (Non-GAAP) for the three months ended December 31, 2016	$(71.8)

Free Cash Flow (Non-GAAP) for the twelve months ended December 31, 2015	$(118.6)

Increase in Adjusted EBITDA (Non-GAAP)	3.1
Increase in capital expenditures	(2.8)
Decrease in interest payments	37.4
Decrease in dividends received from CyrusOne	(14.8)
Decrease in pension and postretirement payments and contributions	7.3
Change in working capital and other	(24.3)

Free Cash Flow (Non-GAAP) for the twelve months ended December 31, 2016	$(112.7)

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015

Entertainment and Communications	$93.8	$63.1	$55.3	$60.3	$76.0
IT Services and Hardware	3.8	4.1	3.8	2.0	1.9
Corporate	—	—	0.1	0.1	—
Total capital expenditures	$97.6	$67.2	$59.2	$62.4	$77.9

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Normalized Net Income Applicable to Common Shareholders (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	December 31, 2016		December 31, 2015

Net (loss) income applicable to common shareholders (GAAP)	$(3.9)		$30.0

Special items:
Selling, general and administrative	—		1.3	[B]
Restructuring and severance related charges	11.9		—
Loss on sale or disposal of assets, net	—		0.5
Transaction costs	—		0.6	[C]
Loss (gain) on extinguishment of debt	4.8		(0.4)
Gain on sale of CyrusOne investment	(5.1)		(36.3)
Other income, net	(6.4)	[A]	(2.9)	[D]
Income tax effect of special items *	(0.5)		11.2
Total special items	4.7		(26.0)

Less: income from discontinued operations, net of tax	0.3		2.1

Net income applicable to common shareowners, excluding special items (Non-GAAP)	$0.5		$1.9

Weighted average diluted shares outstanding	42.1		42.1

Diluted (loss) earnings per common share (GAAP)	$(0.09)		$0.71

Adjusted diluted earnings per common share (Non-GAAP)	$0.01		$0.05

*	Special items have been tax effected such that the normalized effective tax rate is 36%.

A	Dividends declared by CyrusOne during 2016.

B	Employee contract termination costs.

C	Transaction costs associated with exploring opportunities to increase the scale of our IT Services and Hardware segment.

D	Adjust asset retirement obligation to lower expected costs associated with wireless tower decommissioning.

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Normalized Net Income Applicable (Non-GAAP) to Common Shareholders and Adjusted Diluted Earnings Per Share (Non-GAAP)
(Unaudited)
(Dollars in millions, except per share amounts)

	Twelve Months Ended
	December 31, 2016		December 31, 2015

Net income applicable to common shareholders (GAAP)	$91.7		$343.3

Special items:
Selling, general and administrative	—		6.6	[B]
Restructuring and severance related charges	11.9		6.0
Loss on sale or disposal of assets, net	1.1		0.8
Curtailment loss	—		0.3
Transaction costs	—		1.4	[C]
Loss on extinguishment of debt	19.0		20.9
Gain on sale of CyrusOne investment	(157.0)		(449.2)
Other income, net	(7.5)	[A]	(2.9)	[D]
Income tax effect of special items *	50.2		147.4
Total special items	(82.3)		(268.7)

Less: income from discontinued operations, net of tax	0.3		62.9

Net income applicable to common shareowners, excluding special items (Non-GAAP)	$9.1		$11.7

Weighted average diluted shares outstanding	42.1		42.0

Diluted earnings per common share (GAAP)	$2.18		$8.17

Adjusted diluted earnings per common share (Non-GAAP)	$0.22		$0.28

*	Special items have been tax effected such that the normalized effective tax rate is 36%.

A	Dividends declared by CyrusOne during 2016 totaled $6.4 million and an adjustment to asset retirement obligations lowered expected costs associated with wireless tower decommissioning by $1.1 million.

B	Pension related charges of $3.8 million associated with non-qualified excess plan and $2.8 million of employee contract termination costs.

C	Transaction costs associated with exploring opportunities to increase the scale of our IT Services and Hardware segment.

D	Adjusted asset retirement obligation to lower expected costs associated with wireless tower decommissioning.

Cincinnati Bell Inc.
Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance
(Unaudited)
(Dollars in millions)

2017 Operating Income (GAAP) Guidance	$68

Add:

Depreciation and amortization	185
Restructuring and severance related charges	25
Pension and other retirement plan expenses	17

2017 Adjusted EBITDA (Non-GAAP) Guidance	$295	*

* Plus or minus 2 percent

CONTACT:

Cincinnati Bell Inc.
Investor contact:
Josh Duckworth, 513-397-2292
Joshua.Duckworth@cinbell.com

Media contact:
Jane Weiler, 513-397-9941
Jane.Weiler@cinbell.com